Exhibit 99.B(d)(22)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC

As of December 4, 2018, as amended October 1, 2023 and December 7, 2023

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Fund
Small Cap Fund

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Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC

As of December 4, 2018, as amended October 1, 2023 and December 7, 2023

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Fund	[REDACTED]

Small Cap Fund

[REDACTED]

[REDACTED]

As of the effective date of this Schedule B the SMID Cap Dividend Growth Funds are as follows:

•	SEI Institutional Investments Trust Small/Mid Cap Equity Fund;
•	SEI Institutional Investments Trust Small Cap II Fund;
•	SEI Institutional Managed Trust Small Cap Fund;
•	SEI Catholic Values Trust Catholic Values Equity Fund; and
•	SGMF U.S. Small Companies Fund.

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Agreed and Accepted:

SEI Investments Management Corporation		Copeland Capital Management, LLC

By:	/s/ James Smigiel	By:	/s/ Sofia A. Rosala

Name:	James Smigiel	Name:	Sofia A. Rosala

Title:	Chief Investment Officer	Title:	General Counsel and CCO

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